EXHIBIT 23.1

701 Evans Avenue 8th Floor Toronto, Ontario Canada M9C 1A3	telephone: (416) 626-6000 facsimile: (416) 626-8650 email: info@mscm.ca website: www.mscm.ca

CONSENT OF INDEPENDENT AUDITORS

December 28, 2010

Board of Directors
Stalar 2, Inc.
317 Madison Avenue, Suite 1520
New York, New York
10017

Dear Sirs:

This letter is to constitute our consent to include the Report of Independent Registered Public Accounting Firm of Stalar 2, Inc. dated December 15, 2010 in this Form 10-K for the fiscal year ended September 30, 2010 contemporaneously herewith and subject to any required amendments thereto.

Yours very truly,

/s/ MSCM LLP

MSCM LLP
Chartered Accountants

APPENDIX 10B